Exhibit 10.26
Purchasing Agreement for the XT250 System
This Agreement is entered into by XStream Systems, Inc., (hereinafter XSI), having its principle office at 10305 10 2nd Terrace, Suite 101, Sabastlan, FL 32958; and Altec Mec cal, Inc. (hereinafter AMI), having its principle office at 223 Cooper Lane, Suite A, Easley, South Carolina 29642.
Article I
1.1
The following proposal is the basic terms and conditions for an agreement between XStream Systems, Inc. (XSI) and Altec Medical, Inc. (AMI) for the purchase of XSI’s XT250 system by AMI and for AMI to provide consulting services to XS as it relates to the Implementation, development and overall execution of the commercial application into the pharmaceutical distribution marketplace.
1.2
This proposal is based on initial installation for the Test Period described below to begin before October 1, 2008 and the purchase of the system by November 14, 2008.
1.3
XSI and AMI will enter into the attached Mutual Non-Disclosure Agreement (Attachment I) barring either party from disclosing the terms and conditions of the Purchasing Agreement and any other confidential information.
Article II AMI’s Purchase of the XT250
2.1
AMI agrees to the purchase of XSI’s XT 250 system for the manufacturer’s suggested retail price of $179,000.
2.2
AMI has the option of using XSI’s third party, financial services provider to obtain the necessary financing and terms
2.3
AMI will have a 45 day test period following the installation of the XT250 Following the 45 day test period AMI must make full payment to XSI for the system.
2.4
XSI will add up to 20 new drug signatures per month to the Standard MRSE Library for drugs provided by AMI. XSI will be allowed to share and Standard MRSE Library with all XSI customers. XSI may extend this period of MRSE signature development given AMI’s ability to provide XSI access to pharmaceuticals.

2.4.1
Following the development phase, XSI will provide to AMI, 20 new drug signatures annually for drugs provided by AMI. XSI will be allowed to share the Standard MRSE Library with all XSI customers.
2.5
AMI will have access to the Standard MRSE Library throughout the life of the system.
2.6
The purchase price of the system includes a one year warranty on parts and labor (Attachment II).
2.7
XSI will upgrade the purchased XT250 with all system software updates for the life of the XT250 system and to an 80 watt X-ray source when and as they become commercially available given AMI’s willingness to serve as a Test Site for the testing of the system software and 80 watt X-ray source enhancements.
Article III — AMI Consulting Services Agreement
3.1
XSI will pay a monthly consulting services fee for twelve months following the purchase of the XT250 system to AMI for the Implementation, development, marketing and overall execution of the commercial application into the pharmaceutical distribution marketplace. The specific terms and conditions of the Consulting Services Agreement will listed in a separate Attachment. (Attachment III)
Article IV — Sales Referral Bonus
4.1
XSI will offer AMI a $1,000 sale referral bonus for systems purchased through leads provided, endorsed and introduced to XSI by AMI, following the installation and full payment of the system.
Article V
5.1
This construction, validity, performance and effect of this entire Agreement shall be governed by the laws of Florida.
5.2
This Agreement sets forth the entire agreement and understanding between XSI and AMI as to the subject matter thereof and merges a prior discussions between them.

5.3
If any provision of this Agreement shall be held to be invalid, such invalidity shall not affect any other provisions of this Agreement, but the remainder hereof shall be effective as though such invalid provisions had not been contained herein.
5.4
This Agreement may be executed in any number of counterparts, any one of which shall be deemed to be the original without the production of the others.
The Effective Date of this Agreement is Sept. 22, 2008.

XStream Systems, Inc.		Altec Medical, Inc.

By:	/s/ Alan Clock	By:	/s/ Michael J. Cox
Name:	Alan Clock	Name:	Michael J. Cox
Title:	SVP	Title:	President

Attachment I
Mutual Confidentiality Agreement
XStream Systems, Inc. and Altec Medical, Inc.
THIS MUTUAL CONFIDENTIALITY AGREEMENT (herein “Agreement”) is made on the ___ day of ______ 2008, by and between XStream Systems Inc., (herein “XStream Systems”), a corporation with offices located at 10305 02nd Terrace, St, 101, Sebastian FL 32958 and Altec Medical, Incorporated with offices located at 223 Cooper Lane, Easley, South Carolina 29642 (herein “AMI”).
          WHEREAS, XStream Systems and “AMI” each possess certain proprietary, financial, technical, systems and business information related to their respective operations, products, and services (the “Confidential Information”); and
          WHEREAS, The Parties each desire to receive Confidential Information from the others for the sole purpose of analyzing such Confidential Information and for us in discussions about a possible business relationship by and among them (the “Purpose”); and
          WHEREAS, The Parties each desire to provide Confidential Information to the others to facilitate the Purpose; and
          WHEREAS, The Parties wish to ensure that the Confidential Information is not disclosed to third parties or misused in any way, now or in the future; and
          NOW THEREFORE, in consideration of the mutual agreement and covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged the Parties hereto, intending to be legally bound hereby, agree as follows;
     1. As used in this Agreement, Confidential information shall mean, but shall not be limited to, software and software designs, financial information, marketing strategies, customer lists, client information, proprietary services proprietary software including, but not limited to XStream Systems purchasing and contract data and other information provided to one Party by the other Party whether written, oral, graphic, or by other means. Confidential information shall not include any material, whether written, oral, graphic or by other means that (a) at the time such information is provided to one Party by the other Party is in public domain or (b) after any Party provides such information to the other, it becomes part of public domain other than by breach of this Agreement by a Party or by breach of any other known agreement or confidentiality obligation by a third party, or (c) was previously available to the non-disclosing Party as demonstrated by written evidence in the possession of the non-disclosing Party.
     II. All Confidential Information delivered by any Party pursuant to this Agreement, shall be and shall remain the property of the Party providing such information to the others. Confidential Information, and copies thereof, as well as notes, analysis, memoranda, and other documents prepared by any Party that contain or refer to Confidential Information shall be promptly returned or destroyed upon request of the Party that disclosed or provided such Confidential information to the other Party.
     III. The Parties agree and will maintain in confidence all Confidential Information. In this regard, the Parties agree to disclose Confidential Information only to those of their officers, employees, representatives or agents who are directly concerned with the use of said Confidential Information for the Purpose and the Parties shall take all reasonable precautions to prevent such Confidential Information from being disclosed to any unauthorized person, firm, or company. Upon disclosing Confidential Information to their officers, employees, representatives or agents, the Parties shall advise said officers, employees, representatives or agents of the confidential nature thereof, and shall take all reasonable precautions to prevent the unauthorized disclosure of such Confidential Information by such officers, employees, representatives or agents.
     IV. The Parties agree [illegible] to use Confidential Information for any purpose other than the Purpose without first obtaining the express written consent of each disclosing Party whose Confidential Information will be used for any purpose other than the Purpose.
     V. This Agreement can be terminated by either Party, at any time, with or without cause, upon written notice to the other Party at the above listed addresses. Each Party’s confidentiality obligations under this Agreement shall continue for a period of three (3) years after the date of termination of this Agreement.
     VI. It is hereby acknowledged that no Party shall incur any liability merely for evaluating, examining, and considering the other’s Confidential Information. It is also acknowledged that no Party represents or warrants the accuracy of the information provided to the others. Nothing in this Agreement shall be construed as representing any commitment by either Party to enter into any subsequent agreement, venture, or other relationship.
     VII. The Parties agree this written Agreement embodies the entire understanding between them and supersedes and replaces any and all prior understandings, agreements or arrangements, whether oral or written relating to the Confidential Information. Modifications to this Agreement only become effective when such modifications are in writing, signed by both Parties.

     VIII. The Parties hereby agree that all Confidential Information provided to their officers, employees, representatives or agents by the other Party prior to the execution of this Agreement shall become subject to the terms and conditions contained in this Agreement.
     IX. In the event a Party is requested or required in any judicial or administrative proceeding (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Parties hereby agree they will promptly notify the other Party of such request or requirement to the other Party may seek an appropriate protective order or move compliance with certain provisions of this Agreement. If, in the absence of a protective order of the receipt of a waiver hereunder, the Party asked to disclose Confidential Information is, in the written opinion of such Party’s counsel, compelled to disclose the Confidential Information to a tribunal or else stand liable for contempt or suffer other censure or significant penalty, such Party may disclose such Confidential Information to such tribunal; provided, however, that in any such case at the disclosing Party shall give the other Party written notice of the information to be disclosed as [illegible] advance of its disclosure as is practicable; (b) only that portion of the Confidential Information which is legally required to be disclosed will be disclosed; and (c) upon the non-disclosing Parties, request, the disclosing Party shall make reasonable efforts to assist in obtaining assurances that confidential treatment will be afforded the Confidential Information that must be disclosed. The Party asked to disclose Confidential Information shall not be liable for the disclosure of Confidential information pursuant to the preceding sentences unless such disclosure was caused by, or resulted from, a previous breach of the terms of this Agreement by that Party.
     X. Each Party hereby agrees to promptly notify the other Party in writing if they become aware of any breach of this Agreement.
     XI. The Parties understand and agree that money damages would not be sufficient to remedy any breach of this Agreement by the other Party or their officers, employees, representatives or agents and any party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach, in addition to all other remedies available at law or equity. In addition, the breaching Party shall pay for a reasonable attorneys’ fees and costs incurred by the non-breaching Party when enforcing any of the terms of this Agreement.
     XII. This Agreement is a personal, indivisible, non-transferable Agreement and may not be assigned or transferred by any Party in whole or in part and shall be interpreted, construed, and enforced in accordance with the laws of the State of Florida.

          IN WITNESS WHEREOF, the Parties intending to be legally bound hereby, have executed and delivered this Agreement as of the 22 day of 9 2008.

XStream Systems Inc., Inc.		Altec Medical, Inc.

By:	/s/ Alan Clock	By:	/s/ Michael J. Cox
Title:	SVP	Title:	President
Date:	9/22/08	Date:	9/22/08

Attachment III
Consulting Services Agreement
XStream Systems, Inc. and Altec Medical, Inc.
This Attachment documents the Terms and Conditions of the Consulting Services Agreement between XStream Systems, Inc. and Altec Medical, Inc. as a result purchase of the XT250 System.
AIII 1.1
XSI will pay a monthly consulting services fee for twelve months following the purchase of the XT250 system to AMI for the implementation, development, marketing and overall execution of the commercial application into the pharmaceutical distribution marketplace.
AIII 1.2
This consulting fee will be based on a minimum of 32 hours of consulting services per month.
AIII 1.3
The monthly consulting fee will be $1,000.
AIII 1.4
This monthly consulting fee will be paid within 30 days of the date of the invoice detailing from AMI.
AIII 1.5
XSI will also provide an extended warranty for the XT250 system of an additional two years from the standard one year warranty included with the purchase of the system.
AIII 1.6
Within 30 days of the execution of the Purchasing Agreement, XSI and AMI will mutually develop a tactical and strategic plan for the Consulting Services Agreement that limits the specific expectations and objectives the engagement. That document will become part of the Consulting Services Agreement via an addendum.

XStream Systems, Inc.		Altec Medical, Inc.

By:	/s/ Alan Clock	By:	/s/ Michael J. Cox
Name:	Alan Clock	Name:	Michael J. Cox
Title:	SVP	Title:	President

Attachment II
XT250 Material Identification System
One Year Limited Warranty
XStream Systems, Inc. referred to hereafter as XSI, warrants as limited herein to the original purchaser of the XT250 Material Identification System that each new XT250 System will be free from defects in material and service when correctly installed and maintained. XSI will repair or replace at XSI’s sole option any defective or non-conforming product or part. This warranty shall only cover defects arising from normal usage. XSI assumes no responsibility whatsoever if the XT250 System should failed during the warranty period by reason of:
(a) Repairs, modifications or alterations by any other party than XSI and/or XSI’s authorized service centers
(b) Use in conjunction with equipment not provided or authorized by XSI.
(c) Equipment subject to unusual physical, thermal or electric stress, improper installation, misuse, abuse, accident or negligence in use, acts of nature, storage, transportation or handling, alteration, tampering, NTF (No Trouble Found) or faulty repair.
(d) Items requiring repair or replacement due to normal wear and tear.
(e) Any cause not related to a product defect.
The duration of the warranty provided [ILLEGIBLE] will begin at the earlier of, 1) the date of completed installation or 2) (30) thirty days after the shipment from the manufacture date of installation is the date XStream Systems Inc. has installed the system and it is operational
XSI makes no further warranties or representations, express or implied except those contained herein. No representations or dealer is authorized to assume any other liability regarding the XT250 Material Identification System. XSI’s liability is hereby limited to the purchase price of the produced XSI shall in no event the liable for direct, indirect, special or consequential damages, including any cost or expense of providing substitute equipment or service during periods of malfunction or non-use pending repairs. This warranty may not be transferred.

If there is a any implied warranty granted prior state law, including warranties of merchantability or fitness for a particular purpose, such are limited in duration from the earlier of, 1) the date of completed installation or 2) (30) thirty days after the shipment from the manufacturer to the life such warranties expire by state law or after (1) one year, whichever occurs first. Some states do not allow limitations on how long an implied warranty lasts, and/or do not allow the limitations. so the exclusions above may not apply to you. This warranty gives you specific legal rights and you may have other rights which vary from state to state.
Should the XT250 System fail to operate under the terms of this limited warranty, please contact your distributor or XSI at 1-800-597-1191.
COUNTRIES OTHER THAN THE UNITED STATES: Customers who have purchased the XT250 Material Identification System exported from the United States should contact your distributor to obtain warranty policies for your country. If the distributor cannot be contacted, please call XSI directly.
XStream Systems, Inc. USA. 1-800-597-1191
PRODUCT SUPPORT
Thank you for purchasing the XT250 Material Identification System. We offer multiple levels of service which are available to you. Service options include call center support, labor, preventative maintenance and parts, depending on which level you choose. For additional information regarding the warranty and/or service of your XT250 System, please contact your distributor directly or call 1-800-597-1191.

Attachment III-Amendment A
Consulting Services Agreement
XStream Systems, Inc. and Altec Medical, Inc.
This is an amendment to Attachment III of the Consulting Services Agreement between XStream Systems, Inc. and Altec Medical, Inc.
The amendment adds to the original Attachment regarding the Terms and Conditions of the Consulting Services Agreement between XStream Systems, Inc. and Altec Medical, Inc. as a result purchase of the XT250 System.
Amendment A AIII 2.1
Changing the wording of the AIII 1.3 from:
The monthly consulting fee will be $1,000.
Will now read:
The monthly consulting fee will be $2,000.
Amendment A AIII 2.2
Adding verbiage to AIII 1.6 which now reads:
Within 30 days of the execution of the Purchasing Agreement, XSI and AMI will mutually develop a tactical and strategic plan for the Consulting Services Agreement that lists the specific expectations and objectives the engagement. That document will become part of the Consulting Services Agreement via an addendum.
Will include:
The specific expectations and objectives for the engagement between XSI and AMI will include MRSE development, test data collection, product development assistance, technical assistance, market expertise, pharmaceutical expertise and other mutually identified and agreed upon assistance.
This amendment to Attachment will be added to the Master Purchasing Agreement based on the execution of the document by the authorized signatures below:

XStream Systems, Inc.		Altec Medical, Inc.

By:	/s/ Alan Clock	By:	/s/ Michael Cox
Name:	Alan Clock	Name:	Michael Cox
Title:	SVP	Title:	President
Date:	11/18/08	Date:	11/18/08